As filed with the Securities and Exchange Commission on June 5, 1998 Registration No. 333-12995

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 -------------
                                POST EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
                          FOX FAMILY WORLDWIDE, INC.
            (Exact Name of Registrant as Specified in its Charter)




   Delaware           7812                        95-4596247
(State or Other     (Primary Standard             (I.R.S. Employer
Jurisdiction of     Industrial Classification     Identification No.)
Incorporation or    Code Number)
Organization)


                          10960 Wilshire Boulevard
                        Los Angeles, California 90024
                              (310) 235-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
                             -------------
                               Mel Woods
                   President, Chief Operating Officer and
                          Chief Financial Officer
                         Fox Family Worldwide, Inc.
                          10960 Wilshire Boulevard
                       Los Angeles, California 90024
                              (310) 235-5100
             (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)

                          Fox Kids Worldwide, Inc.
                        (Former Name of Registrant)
                              -------------
                              WITH COPIES TO:




Arthur M. Siskind, Esq.     Jeffrey W. Rubin, Esq.
The News Corporation Ltd    Squadron, Ellenoff, Plesent &
1211 Avenue of the Americas Sheinfeld, LLP
New York, New York 10036    551 Fifth Avenue
(212) 852-7000              New York, New York 10176
                            (212) 661-6500

Richard E. Troop, Esq.
Linda Giunta Michaelson, Esq.
Troop Meisinger Steuber & Pasich
10940 Wilshire Blvd.
Los Angeles, California 90024
(310) 824-7000

                                 -------------

                                DEREGISTRATION

                                 -------------

     This Post-Effective Amendment No. 1 to the Registration Statement relates to the offer (the "Exchange Offer") by Fox Family Worldwide, Inc., a Delaware corporation (the "Company") to each of the holders of (i) the privately placed $475,000,000 aggregate principal amount of 9 1/4% Senior Notes Due 2007 (the "Old Senior Notes") of the Company, and (ii) the privately placed $618,670,000 aggregate principal amount of 10 1/4% Senior Discount Notes Due 2007 (the "Old Senior Discount Notes") of the Company to exchange the Old Senior Notes and the Old Senior Discount Notes for a like amount of $475,000,000 aggregate principal amount of 9 1/4% Senior Notes Due 2007 (the "Senior Notes") of the Company and $618,670,000 aggregate principal amount of 10 1/4% Senior Discount Notes Due 2007 (the "Senior Discount Notes") of the Company, which Senior Notes and Senior Discount Notes are registered under the Securities Act of 1933, as amended (the "Securities Act"). As of May 11, 1998, the date the Exchange Offer expired, $474,500,000 aggregate principal amount of Old Senior Notes were exchanged for registered Senior Notes and $616,670,000 aggregate principal amount of Old Senior Discount Notes were exchanged for registered Senior Discount Notes. The Registration Statement is hereby amended to deregister the $500,000 aggregate principal amount of Senior Notes and the $2,000,000 aggregate principal amount of Senior Discount Notes remaining unexchanged under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 4th day of June 1998.

                                             Fox Family Worldwide, Inc.


                                             By:       /S/ MEL WOODS
                                                ______________________________
                                                  Mel Woods
                                             President, Chief Operating Officer
                                             and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                               TITLE                            DATE
          _________                               _____                            ____


              *
__________________________________      Chairman of the Board and Chief            June 4, 1998
          HAIM SABAN                    Executive Officer (Principal Executive
                                        Officer)


           /S/  MEL WOODS
__________________________________      President, Chief Operating Officer, Chief  June 4, 1998
          MEL WOODS                     Financial Officer and Director(Principal
                                        Financial Officer)


               *
___________________________________     Chief Accounting Officer (Principal       June 4, 1998
          MARK ITTNER                   Accounting Officer)


               *
__________________________________      Director                                   June 4, 1998
          SHUKI LEVY


               *
__________________________________      Director                                   June 4, 1998
        K. RUPERT MURDOCH


              *
__________________________________      Director                                   June 4, 1998
          CHASE CAREY

             **
__________________________________      Director                                   June 4, 1998
        LAWRENCE JACOBSON



_____________
* Executed by Mel Woods as attorney-in-fact pursuant to a power of attorney included in the Registration Statement as originally filed on September 26, 1996.
** Executed by Mel Woods as attorney-in-fact pursuant to a power of attorney included as Exhibit 24.2 in Amendment No. 1 to Registration Statement, filed on January 26, 1998.